EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 and Form S‑8 listed below of Johnson Controls, Inc. of our report dated November 18, 2015, except with respect to our opinion on the consolidated financial statements as it relates to the change in the composition of reportable segments and the effects of the change in the classification of deferred taxes both of which are discussed in Note 1, as to which the date is March 3, 2016, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 8‑K.

1.	Registration Statement on Form S-8 (Registration No. 333-10707)

2.	Registration Statement on Form S-8 (Registration No. 333-41564)

3.	Registration Statement on Form S-3 (Registration No. 333-200406)

4.	Registration Statement on Form S-8 (Registration No. 333-141578)

5.	Registration Statement on Form S-8 (Registration No. 333-173326)

6.	Registration Statement on Form S-3 (Registration No. 333-201945)

7.	Registration Statement on Form S-8 (Registration No. 333-188430)

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 3, 2016